UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
IMPAX LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Impax Laboratories, Inc. intends to send letters to certain of its stockholders reminding them to take action to ensure that their shares are voted at the Company’s 2009 Annual Meeting of Stockholders. The text of such form letters follows:
YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY
April 20, 2009
Dear Fellow Stockholder:
     According to our latest records, we have not received your voting instructions for the important annual meeting of Impax Laboratories, Inc. to be held on Tuesday, May 19, 2009. Your vote is extremely important, no matter how many shares you hold.
     For the reasons set forth in the proxy statement, dated April 8, 2009, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5. Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below).
     If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 347-4750. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Robert L. Burr
Chairman of the Board of Directors

     You may use one of the following simple methods to promptly provide your voting instructions:
To vote by Internet:
•	Log-on to www.votestock.com

•	Enter the 12-digit control number printed on your proxy card.

•	Vote your proxy by checking the appropriate boxes and clicking “Accept Vote.”
To vote by telephone:
•	Call toll-free in the U.S. or Canada at 1-866-578-5350 on a touch-tone phone.

•	After you call the phone number, you will be asked to enter the 12-digit control number on your proxy card.

•	You will need to respond to only a few simple prompts.

•	Your vote will be confirmed and cast as directed.

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY
April 20, 2009
Dear Fellow Stockholder:
     According to our latest records, we have not received your voting instructions for the important annual meeting of Impax Laboratories, Inc. to be held on Tuesday, May 19, 2009. Your vote is extremely important, no matter how many shares you hold.
     For the reasons set forth in the proxy statement, dated April 8, 2009, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5. Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below).
     If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 347-4750. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Robert L. Burr
Chairman of the Board of Directors

     You may use one of the following simple methods to promptly provide your voting instructions:
1.	Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

A Message from Arthur Koch, Jr.
Impax Laboratories’ 2009 annual stockholders meeting will be held at 9:00 a.m. Pacific Daylight Time on May 19th at the Marriott Hotel located at 1770 South Amphlett Blvd., San Mateo, California. As a stockholder, you will be able to vote on:
•	electing our directors;

•	approving an amendment and restatement of our 2002 Equity Incentive plan;

•	ratifying the adoption of the Preferred Stock Rights Agreement;

•	ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm; and

•	approving the adjournment of the annual meeting, if necessary..
Your vote at this year’s meeting is extremely important.
Our Board of Directors recommends that shareholders vote “FOR” all proposals on the agenda. The Board’s rationale for these recommendations is set forth in the proxy statement dated April 8, 2009.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor D.F. King & Co., Inc. toll free at (800) 347-4750
Thank you for your continued support of, and investment in, Impax Laboratories.

Arthur A. Koch, Jr.
Senior Vice President, Finance, Chief Financial Officer and Corporate Secretary

April 20, 2009